UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 3, 2006

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

d) In a Current Report on Form 8-K filed on November 3, 2006, the Bank announced that James W. Fulmer, Chairman, President and CEO of The Bank of Castile, Batavia, New York; Katherine J. Liseno, President and Chief Executive Officer of Metuchen Savings Bank, Metuchen, New Jersey; and John M. Scarchilli, President and Chief Executive Officer of Pioneer Savings Bank, Troy, New York (collectively, the "New Directors") had been elected by the Bank’s members to serve on the Board of Directors of the Bank for three-year terms commencing January 1, 2007. At the time of the election of the New Directors, Ms. Liseno and Mr. Scarchilli were serving on the Board; their terms were set to expire on December 31, 2006. In addition, at the time of the election of the New Directors, the Board Committee roster for 2007 had not yet been established.

The Board Committee roster was approved by a vote of the Board on December 21, 2006. The roster reflects that, for 2007, Ms. Liseno will serve on the Audit, Compensation and Human Resources and Corporate Governance Committees of the Board; Mr. Scarchilli will serve on the Audit and Housing Committees of the Board; and Mr. Fulmer will serve on the Corporate Governance and Housing Committees of the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

January 18, 2007	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer